UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 12, 2015 (March 10, 2015)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Gratiot Road, Suite One Saginaw, MI	48609
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 termination of a Material Definitive Agreement.

            On June 10, 2014, HPIL Holding’s wholly owned subsidiary, HPIL ENERGYTECH Inc. (“HPIL ET”), entered into a Service and Consulting Agreement (the “Agreement”) with O.R.C. SRL (“O.R.C.”). Pursuant to the Agreement, HPIL ET provided to O.R.C. certain consulting and other services (the “Services”) in return for fees in the amount of USD $30,000 per month.  The term of the Agreement was for two (2) years unless terminated earlier.

            HPIL ET and O.R.C. terminated the Agreement, effective March 10, 2015, as the parties determined that O.R.C. no longer requires the Services.  The termination of the Agreement was mutual and without recourse or the incurrence of penalty by either party thereto.

            The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: March 12, 2015	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary